Exhibit 1.1

[20,000,000] Shares

AERCAP HOLDINGS N.V.

ORDINARY SHARES, NOMINAL VALUE €0.01 PER SHARE

UNDERWRITING AGREEMENT

July [•], 2007

July [•], 2007

Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Certain shareholders named in Schedule I hereto (the “Selling Shareholders”) of AerCap Holdings N.V., a public company with limited liability (naamloze vennootschap) formed in The Netherlands (the “Company”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), an aggregate of [•] ordinary shares, nominal value €0.01 per share, of the Company (the “Firm Shares”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also propose to sell to the several Underwriters not more than an additional [3,000,000] ordinary shares, nominal value €0.01 per share (the “Additional Shares”), if and to the extent that you, as the representatives (the “Representatives”) on behalf of the Underwriters, shall have determined to exercise the right to purchase the Additional Shares granted to the Underwriters in Section 3 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The outstanding ordinary shares, nominal value €0.01 per share, of the Company, which include the Shares, are hereinafter referred to as the “Ordinary Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, relating to the Shares.  The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement;” the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus.”  If the Company has filed an abbreviated registration statement to register additional Ordinary Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the free writing prospectuses, if any, and other information each as identified in Schedule III hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.

References in this Agreement to the Company’s, counsel’s or any other person’s knowledge shall mean to such person’s knowledge after due inquiry.

1.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

(b)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus, any broadly available roadshow or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)           The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Except for the free writing prospectuses, if any, identified in Schedule III hereto, and broadly available road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)           The Company has been duly incorporated, is validly existing as a public company with limited liability under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)           Each Significant Subsidiary (as defined below) of the Company has been duly incorporated, is validly existing as a limited liability company or a corporation, as the case may be, in good standing, where such concept exists, under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus or in Exhibit G hereto.  As used herein, each of AerVenture and Bella Aircraft Leasing Limited shall be considered a “Significant Subsidiary” and any other entity consolidated in the Company’s financial statements shall be considered a “subsidiary” of the Company.  The Significant Subsidiaries shall mean the subsidiaries of the Company listed on Schedule IV hereto.

(f)            Each of Dragon (International) Aviation Leasing Company Limited and AerDragon Aviation Partners Limited (each a “Company Joint Venture”), has been duly organized, is validly existing as a limited liability company under the laws of the jurisdiction of its organization, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; the issued shares of capital stock of each Company Joint Venture that are owned by the Company or its subsidiaries have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company or its subsidiaries, free and clear of all liens, encumbrances, equities or claims, except as described in the Time of Sale Prospectus.

(g)           This Agreement has been duly authorized, executed and delivered by the Company.

(h)           The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i)            The Ordinary Shares (including the Shares to be sold by the Selling Shareholders) have been duly authorized and are validly issued, fully paid and non-assessable.

(j)            The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of association of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries, that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares.

(k)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l)            There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or have a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)          Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)           The Company is not, and after giving effect to the offering and sale of the Shares to be sold by the Company and the application of the proceeds thereof as described in the Time of Sale Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)           The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(p)           Except as disclosed in the Time of Sale Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures by the Company or any of its subsidiaries, required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) for the account of the Company or its subsidiaries, which would, singly or in the aggregate, have a Material Adverse Effect.

(q)           Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(r)            The Company is not a party to any contractual arrangement currently in effect relating to the offer, sale, distribution or delivery of the Shares or any other securities of the Company other than this Agreement and the arrangements disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s)           Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company, its subsidiaries and, to the Company’s knowledge, Company Joint Ventures, have not incurred any liability or obligation, direct or contingent, nor entered into any transaction, in each case that is material to the Company and its subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (iii) there has not been any change in the capital stock of the Company or its subsidiaries or any material change in the consolidated short-term debt or long-term debt of the Company or, to the Company’s knowledge, Company Joint Ventures, in each case except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(t)            The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, which property is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such liens, encumbrances and defects as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings which are material to the Company and its subsidiaries, taken as a whole, and are held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

(u)           The Company and its subsidiaries own, lease or manage directly, or indirectly, the aircraft described in the Time of Sale Prospectus under “Business—Aircraft Portfolio and Existing Lessees,” “Business—Joint Ventures” and “Business—Aircraft Services,” in each case, as of the dates indicated therein (collectively, the “Company Aircraft Portfolio”); except as described in the Time of Sale Prospectus, (x) the Company and its subsidiaries have, directly or indirectly, good and marketable title to, economic rights equivalent to holding good and marketable title or hold valid and enforceable leases in respect of, the Company’s Owned Aircraft (as defined below) and (y) to the Company’s knowledge, the Company’s management contracts with the entities which own (or have the right to the economic benefits of ownership) the Managed Aircraft are in full force and effect and the Company has no notice of any claim of default or other material claim which, individually or in the aggregate, could materially adversely affect the Company’s consolidated revenues derived from such management contracts.  As used herein, Owned Aircraft and Managed Aircraft have such meanings as are ascribed to such terms in the Time of Sale Prospectus under “Prospectus Summary—Explanatory Note Regarding Our Aircraft Portfolio.”

(v)           All of the lease agreements, lease addenda, side letters, assignments of warranties, option agreements or similar agreements material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Lease Documents”), are in full force and effect; and to the Company’s knowledge, no event which with the giving of notice or passage of time or both would become an event of default (as so defined) under any Lease Document has occurred.

(w)          All of the agreements which provide for the formation, governance, shareholding or similar rights relating to Company Joint Ventures AerVenture and Bella Aircraft Leasing Limited (collectively, the “Joint Venture Agreements”) are in full force and effect, and, except as described in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has notice of any claim of default or other material claim adverse to the Company or any of its subsidiaries asserted under any Joint Venture Agreement, or affecting or questioning any material rights of the Company or any of its subsidiaries with respect to any Joint Venture Agreement.

(x)            The Company, its subsidiaries and the Company Joint Ventures have entered into aircraft purchase agreements (the “Aircraft Purchase Documents”) and letters of intent for the purchase of aircraft as described in the

Time of Sale Prospectus.  Except as described in the Time of Sale Prospectus (i) the Aircraft Purchase Documents are in full force and effect and no event of default (as defined in the applicable Aircraft Purchase Document) has occurred and is continuing under any Aircraft Purchase Document, (ii) the purchase and sale agreements and letters of intent described under “Business—Aircraft Subject to Purchase and Sale Agreements and Letters of Intent” in the Time of Sale Prospectus have not been modified or terminated such that any modification or termination, individually or in the aggregate, could have a Material Adverse Effect.

(y)           Except as disclosed in the Time of Sale Prospectus with respect to the right to use the AerCap name in the United States, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names, which are material to the Company and its subsidiaries, taken as a whole, and are currently employed by the Company or its subsidiaries in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(z)            No material labor dispute with the employees of the Company or any of its Significant Subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the Company’s knowledge, is imminent; and neither the Company nor any or its subsidiaries is aware of any existing, threatened or imminent labor disturbance by the employees of any of their principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

(aa)         The Company and each of its Significant Subsidiaries, and their respective owned and leased properties, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged.

(bb)         Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Time of Sale Prospectus any material loss or interference with its business by fire, explosion, flood or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, otherwise than as set forth in such Time of Sale Prospectus, except for any such loss or interference that would not, singly or in the aggregate, have a Material Adverse Effect.

(cc)         The Company and its subsidiaries and, to the Company’s knowledge, Company Joint Ventures, possess all certificates, authorizations and permits issued by the appropriate U.S. federal or state or Dutch, Irish, Swedish or other non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any Company Joint Venture, has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described in the Time of Sale Prospectus.

(dd)         The Company, its subsidiaries and, to the Company’s knowledge, Company Joint Ventures, are in compliance with all applicable laws, regulations or other requirements of the United States Federal Aviation Administration, the European Aviation Safety Agency and similar aviation regulatory bodies (collectively, “Aviation Laws”), and neither the Company nor any of its subsidiaries or, to the Company’s knowledge, any Company Joint Venture, has received any notice of a failure to comply with applicable Aviation Law, except for any failures to comply that would not, singly or in the aggregate, have a Material Adverse Effect.

(ee)         The audited consolidated financial statements of the Company included in the Registration Statement and the Time of Sale Prospectus (the “Consolidated Financial Statements”) were prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) consistently applied and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as at the relevant dates, and the results of operations and changes in cash flows of the Company and its consolidated subsidiaries for the periods in respect of which they have been prepared, and non-GAAP financial information included in the Registration Statement, if any, complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act.  The unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries as at March 31, 2007 and for the three-month periods ended March 31, 2007 and 2006 included in the Registration Statement and the Time of Sale Prospectus (i) have been compiled on a basis consistent with that of the Consolidated Financial Statements except as disclosed in the Time of Sale Prospectus and (ii) contain all adjustments, consisting only of normal recurring adjustments, necessary for the fair presentation of the financial condition and results of operations of the Company and its consolidated subsidiaries for the periods shown.  The pro forma combined financial statements of the Company and AeroTurbine, Inc. and the related notes thereto set forth in the Registration Statement and the Time of Sale Prospectus have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulation S-X promulgated by the Commission and have been properly compiled on the pro forma bases described therein and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.  No other financial statements or supporting schedules, other than the Financial Data Schedule required by Item 601(c) of Regulation S-K under the Securities

Act, are required to be included in the Registration Statement or Time of Sale Prospectus.

(ff)           The audited combined financial statements of AeroTurbine, Inc. included in the Time of Sale Prospectus were prepared in accordance with US GAAP consistently applied and present fairly in all material respects the financial position of AeroTurbine, Inc. and its consolidated subsidiaries, as at the relevant dates and the results of operations and changes in cash flows of AeroTurbine, Inc. and its consolidated subsidiaries for the periods in respect of which they have been prepared.  No other financial statements or supporting schedules relating to AeroTurbine, Inc., other than the Financial Data Schedule required by Item 601(c) of Regulation S-K under the Securities Act, are required to be included in the Registration Statement or Time of Sale Prospectus.

(gg)         PricewaterhouseCoopers Accountants N.V., who has audited the Company’s Consolidated Financial Statements and who will deliver the letters referred to in Section 6(h), is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(hh)         KPMG LLP, who has audited AeroTurbine, Inc.’s financial statements and who will deliver the letters referred to in Section 6(h), is an independent registered public accounting firm with respect to AeroTurbine, Inc. and its subsidiaries within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(ii)           The Company, each of its subsidiaries and the other entities that are consolidated in the Company’s Consolidated Financial Statements maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(jj)           The Company and each of its subsidiaries have duly filed all tax declarations and relevant submissions and paid all taxes and duties due and payable, except for any failure to file a tax declaration or pay taxes or duties due that would not, singly or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Time of Sale Prospectus, to the Company’s knowledge, no objections have been raised by competent tax authorities on tax declarations and submissions made by the Company and its subsidiaries in prior years that could, singly or in the aggregate, have a Material Adverse Effect.

(kk)         Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act.

(ll)           To the Company’s knowledge, neither the Company nor any of its subsidiaries or any Company Joint Venture, Company Legal Entity (as defined below) or Company Managed Entity (as defined below), nor any director, officer, agent or employee of any of the foregoing, has (A) used any corporate funds for any unlawful contributions, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.  The term “Company Legal Entity” means any corporate entity or other legal structure which owns, holds or manages aircraft, aircraft engines or aircraft or engine parts that were sold or transferred to such corporate entity or legal structure by the Company or any of its subsidiaries and from which the Company or its subsidiaries receive, on an on-going basis, at least 20% of the economic benefit derived from the operation or sale of such sold or transferred assets.  The term “Company Managed Entity” means any corporate entity or other legal structure which owns or leases aircraft and for which the Company or any of its subsidiaries provides management or administrative services and excludes Company Joint Ventures.

(mm)       Under the current laws and regulations of The Netherlands all dividends and other distributions declared and payable on Ordinary Shares in cash may be freely transferred out of The Netherlands and may be paid in, or freely converted into, United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in The Netherlands; and except as disclosed in the Time of Sale Prospectus, all such dividends and other distributions will not be subject to withholding, value added or other taxes under the laws and regulations of The Netherlands.

(nn)         No stamp or other issuance or transfer taxes or duties are payable by or on behalf of the Underwriters to The Netherlands or any political subdivision or taxing authority thereof in connection with the sale or delivery of the Shares to the Underwriters.

(oo)         The Company is a “foreign private issuer,” as defined in Rule 405 of the Securities Act.

(pp)         To the Company’s knowledge, the factual information contained in the report of Simat Helliesen & Eichner (“SH&E”) contained in the Registration Statement and the Time of Sale Prospectus (the “Independent Expert’s Report”) is true and accurate in all material aspects.  SH&E is not an affiliate of the Company and, to the Company’s knowledge, does not have a substantial interest, direct or indirect, in the Company.  To the Company’s knowledge, none of the officers or directors of SH&E is connected with the Company or any of its affiliates as an officer, employee, promoter, underwriter, trustee, partner, director or person performing a similar function.

2.             Representations and Warranties of the Selling Shareholders.  Each Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:

(a)           This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b)           The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Power of Attorney appointing certain individuals as such Selling Shareholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Time of Sale Prospectus (the “Power of Attorney”) will not contravene any provision of applicable law, or the formation documents of such Selling Shareholder, or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various U.S. states in connection with the offer and sale of the Shares.

(c)           Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d)           The Power of Attorney has been duly authorized, executed and delivered by such Selling Shareholder and is a valid and binding agreement of such Selling Shareholder.

(e)           Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares, (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC and as interpreted under the laws of The Netherlands, to such Shares may be asserted against DTC or its nominee with respect to such security entitlement and (D) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f)            Such Selling Shareholder has not entered into any contractual arrangements relating to the offer, sale, distribution or delivery of the Shares or any other securities of the Company other than this Agreement and the arrangements disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus.

(g)           (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the representations and warranties set forth in this paragraph 2(h) are limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus, each broadly available roadshow or any amendments or supplements thereto.

3.             Agreements to Sell and Purchase.  Each Selling Shareholder, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $[•] a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Selling Shareholder as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Shareholders agree to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to [•] Additional Shares at the Purchase Price.  You, as Representatives, may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase from each Selling Shareholder the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of the Company and each Selling Shareholder hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending [90] days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares.

The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of Ordinary Shares of which the Representatives have been advised in writing upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and which is described in the Time of Sale Prospectus, (c) transactions by a Selling Shareholder relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, or (e) distributions by a Selling Shareholder of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the Selling Shareholder or to shareholders of stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made in respect of the transfer or distribution during the [90]-day restricted period.  In addition, each Selling Shareholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending [90] days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  Each Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Ordinary Shares held by such Selling Shareholder except in compliance with the foregoing restrictions.  Notwithstanding the foregoing, if (1) during the last 17 days of the [90]-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the [90]-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the [90]-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial [90]-day restricted period.

4.             Terms of Public Offering.  The Selling Shareholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable.  The Selling Shareholders are further advised by you that the Shares are to be offered to the public initially at $[•] a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $[•] a share under the Public Offering Price.

5.             Payment and Delivery.  Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on [•] 2007, or at such other time on the same or such other date, not later than [•], 2007, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares shall be made to the Selling Shareholders in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [•], 2007, as shall be designated in writing by you.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6.             Conditions to the Underwriters’ Obligations.  The obligations of the Selling Shareholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 2:00 p.m. (New York City time) on the date hereof.

The several obligations of the Underwriters are subject to the following further conditions:

(a)           Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)    there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, any of its subsidiaries or any securitization vehicle established, or holding assets transferred or sold, by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)   there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)           The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)           The Underwriters shall have received on the Closing Date an opinion of NautaDutilh NV, Dutch counsel for the Company, dated the Closing Date, covering the matters set forth in Exhibit A hereto.

(d)           The Underwriters shall have received on the Closing Date an opinion of Milbank, Tweed, Hadley & McCloy LLP, special U.S. counsel for the Company, dated the Closing Date, covering the matters set forth in Exhibit B hereto.

(e)           The Underwriters shall have received on the Closing Date an opinion of Wouter M. den Dikken, Chief Legal Officer of the Company, dated the Closing Date, covering the matters set forth in Exhibit C hereto.

(f)            The Underwriters shall have received on the Closing Date an opinion of Arendt & Medernach, counsel for the Selling Shareholders, dated the Closing Date, covering the matters set forth in Exhibit D hereto.

(g)           The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, in a form acceptable to the Underwriters.

With respect to paragraph (x) in Exhibit B hereto and paragraph (x) in Exhibit C hereto above, Milbank, Tweed, Hadley & McCloy LLP and Mr. den Dikken may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified.  With respect to the opinions set forth in Exhibit D hereto, Arendt & Medernach may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Shareholder contained herein and in the Power of Attorney of such Selling Shareholder and in other documents and instruments.

The opinions of NautaDutilh NV, Milbank, Tweed, Hadley & McCloy LLP, Mr. den Dikken and Arendt & Medernach described in Sections 6(c), (d), (e) and (f) above shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

(h)           The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from each of PricewaterhouseCoopers Accountants N.V., independent public accountants for the Company, and KPMG LLP, independent public accountants for AeroTurbine, Inc., containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letters delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(i)            The “lock-up” agreements, between you and the officers and directors of the Company, each substantially in the form of Exhibit E hereto, and between you and each shareholder of the Company, each substantially in the form of Exhibit F hereto, relating to sales and certain other dispositions of Ordinary Shares or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

(j)            The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance (if applicable).

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to such Additional Shares.

7.             Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)           To furnish to you, without charge, four signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Sections 7(f) or 7(g) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)           Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)           To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)           Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)           To satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(f)            If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g)           If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h)           To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(i)            To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering a period of at least 12 months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

8.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each Selling Shareholder agrees, jointly and severally, to pay or cause to be paid all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and counsel for the Selling Shareholders in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all expenses relating to services provided by the Company’s accountants in connection with the transactions contemplated by this Agreement (vi) all costs and expenses incident to listing the Shares on the New York Stock Exchange, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company and the Selling Shareholders relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Selling Shareholders, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (x) the document production charges and expenses associated with printing this Agreement and (xi) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Shareholders hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

9.             Covenants of the Underwriters.  Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

10.           Indemnity and Contribution.  (a)   The Company and each of the Selling Shareholders, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided that the foregoing indemnity granted by the Selling Shareholders is limited to statements or omissions made in reliance upon information relating to such Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h), the Prospectus or any amendments or supplements thereto.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities

(including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a) or 10(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives.  In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company.  In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers of Attorney.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)           To the extent the indemnification provided for in Section 10(a) or 10(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares.  The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Underwriters’ respective obligations to contribute pursuant to this Section 10(d) are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)           The Company and each of the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to Section 10(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of Section 10(d), (i) no Selling Shareholder shall be required to contribute or make any other payments under this Agreement which in the aggregate exceed the proceeds received by it, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity

(f)            The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

11.           Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or The Netherlands shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or authorities in The Netherlands or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

12.           Effectiveness;  Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders.  In any such case either you, the Company or any of the Selling Shareholders has the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any of the Selling Shareholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any of the Selling Shareholders shall be unable to perform its obligations under this Agreement, the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

13.           Submission to Jurisdiction;  Appointment of Agent for Service.  Each of the Company and each Selling Shareholder irrevocably submits to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares.  Each of the Company and each Selling Shareholder irrevocably waives, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  Each of the Company and each Selling Shareholder hereby irrevocably appoints CT Corporation System, with offices at 111 Eighth Avenue, New York, New York, 10011 as its agent for service of process in any suit, action or proceeding described in the preceding paragraph and agree that service of process in any such suit, action or proceeding may be made upon it at the office of such agent.  Each of the Company and each Selling Shareholder waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto.  Each of the Company and each Selling Shareholder represents and warrants that such agent has agreed to act as its agent for service of process, and each of the Company and each Selling Shareholder agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

14.           Waiver of Immunity.  To the extent that the Company or any Selling Shareholder may be entitled in any jurisdiction in which judicial proceedings may at any time be commenced hereunder, to claim for itself or its revenues or assets any immunity, including sovereign immunity, from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations hereunder and to the extent that in any such jurisdiction there may be attributed to the Company or any Selling Shareholder such an immunity (whether or not claimed), the Company hereby and any such Selling Shareholder irrevocably agree not to claim and irrevocably waive such immunity to the maximum extent permitted by law.  Each such waiver is binding under the law of The Netherlands and Luxembourg and remains in full force and effect.  Notwithstanding the foregoing, any action based on this Agreement may be instituted by the Underwriters in any competent court in The Netherlands or Luxembourg.

15.           Judgment Currency.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given.  The obligation of each of the Company and each Selling Shareholder with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency.  If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, each of the Company and each Selling Shareholder agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company or the Selling Shareholders, as applicable, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

16.           Foreign Taxes.  All payments made by the Company and each Selling Shareholder under this Agreement, if any, will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of The Netherlands, Luxembourg or any political subdivision or any taxing authority thereof or therein unless the Company or such Selling Shareholder is or becomes required by law to withhold or deduct such taxes, duties, assessments or other governmental charges.  In such event, the Company or such Selling Shareholder, severally and not jointly, will pay such additional amounts as will result, after such withholding or deduction, in the receipt by each Underwriter and each person controlling any Underwriter, as the case may be, of the amounts that would otherwise have been receivable in respect thereof, except to the extent such taxes, duties, assessments or other governmental charges are imposed or levied by reason of such Underwriter’s or controlling person’s being connected with The Netherlands or Luxembourg other than by reason of its being an Underwriter or a person controlling any Underwriter under this Agreement.

17.           Entire Agreement.  (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b)       The Company and the Selling Shareholders acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and the Selling Shareholders only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company and the Selling Shareholders.  The Company and the Selling Shareholders waive to the full extent permitted by applicable law any claims they may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

18.           Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

20.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

21.           Notices.  All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; Goldman, Sachs & Co. One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department, fax: 212-902-3000; Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019,

Attention: Syndicate Registration, fax: 646-834-8133 with a copy to the Director of Litigation, fax: 212-520-0421; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, [Attention: Syndicate Registration, fax: •]; if to the Company shall be delivered, mailed or sent to Evert van de Beekstraat 312, 1118 CX Schiphol Airport, The Netherlands; and if to the Selling Shareholders shall be delivered, mailed or sent to Cerberus Capital Management, L.P., 299 Park Avenue, New York, New York 10171.

Very truly yours,

AERCAP HOLDINGS N.V.

By:
Name:
Title:

The Selling Shareholders named in Schedule I hereto, acting severally

By:
[Attorney-in Fact]

The Selling Shareholders named in. hereto, acting severally

By:
[Attorney-in Fact]

The Selling Shareholders named in. hereto, acting severally

By:
[Attorney-in Fact]

The Selling Shareholders named in. hereto, acting severally

By:
[Attorney-in Fact]

Accepted as of the date hereof Morgan Stanley & Co. Incorporated Goldman, Sachs & Co. Lehman Brothers Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated
Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:
Name:
Title:

By:	Goldman, Sachs & Co.

By:
Name:
Title:

By:	Lehman Brothers Inc.

By:
Name:
Title:
By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:
Name:
Title:

SCHEDULE I

Selling Shareholder	Number of Firm Shares To Be Sold

Fern S.à.r.l.	[•]

Fern II S.à.r.l.	[•]

Fern III S.à.r.l.	[•]

Fern IV S.à.r.l.	[•]

Total:	[•]

I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased

Morgan Stanley & Co. Incorporated	[•]

Goldman, Sachs & Co.	[•]

Lehman Brothers Inc.	[•]

Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]

UBS Securities LLC	[•]

Wachovia Capital Markets, LLC	[•]

JP Morgan Securities Inc.	[•]

Citigroup Global Markets Inc.	[•]

Calyon Securities (USA) Inc.	[•]

Total:	[•]

II-1

SCHEDULE III

Time of Sale Prospectus

1.                                       Preliminary Prospectus issued July [•], 2007.

2.                                       Free writing prospectuses:

3.                                       Public offering price of the Shares and the number of Shares offered to the public.

III-1

EXHIBIT E

FORM OF DIRECTOR AND OFFICER LOCK-UP LETTER

July        , 2007

Morgan Stanley & Co. Incorporated

1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Goldman, Sachs & Co. (“Goldman”) and Lehman Brothers Inc. (“Lehman”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AerCap Holdings N.V., a company with limited liability (naamloze vennootshap) formed in The Netherlands (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, Goldman and Lehman (the “Underwriters”), of [20,000,000] ordinary shares, nominal value €0.01 per share of the Company.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, directly or indirectly, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such [90]-day period, the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any ordinary shares or preferred shares (collectively, the “Bermuda Shares”) of Cerberus Fern Holdings Ltd (Bermuda), Cerberus Fern Holdings II Ltd (Bermuda), Cerberus Fern Holdings III Ltd (Bermuda) and Cerberus Fern Holdings IV Ltd (Bermuda) (collectively, the “Bermuda Companies”) or any securities convertible into or exercisable or exchangeable for Bermuda Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Bermuda Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Bermuda Shares or such other securities, in cash or otherwise.

The foregoing shall not apply to (a) transfers of Bermuda Shares or any security convertible into Bermuda Shares as a bona fide gift, (b) transfers to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (c) transfers of Bermuda Shares upon the death of the undersigned prior to the expiration of the Lock-Up Period as a result of probate or intestate succession laws; or (d) distributions of Bermuda Shares or any security convertible into Bermuda Shares to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (a), (b), (c) or (d), each transferee, donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter.  For purposes of this Lock Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock Up Period, make any demand for or exercise any right with respect to, the registration of any Bermuda Shares or any security convertible into or exercisable or exchangeable for Bermuda Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Bermuda Companies’ transfer agents and registrars against the transfer of the undersigned’s Bermuda Shares except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the Lock Up Period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Lock Up Period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name)

(Address)

EXHIBIT F

FORM OF SHAREHOLDER LOCK-UP LETTER

July        , 2007

Morgan Stanley & Co. Incorporated

1585 Broadway
New York, New York 10036

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York 10080

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Dear Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”), Goldman, Sachs & Co. (“Goldman”) and Lehman Brothers Inc. (“Lehman”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with AerCap Holdings N.V., a company with limited liability (naamloze vennootshap) formed in The Netherlands (the “Company”) and certain shareholders of the Company (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley, Goldman and Lehman (the “Underwriters”), of [20,000,000] ordinary shares (the “Shares”), nominal value €0.01 per share of the Company (the “Ordinary Shares”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, directly or indirectly, during the period commencing on the date hereof and ending [90] days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (such [90]-day period, the “Lock Up Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (a) transactions relating to Ordinary Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Ordinary Shares or other securities acquired in such open market transactions, (b) transfers of Ordinary Shares or any security convertible into Ordinary Shares as a bona fide gift, (c) distributions of Ordinary Shares or any security convertible into Ordinary Shares to limited partners or stockholders of the undersigned or to shareholders of stockholders of the Selling Shareholder or (d) the issuance of Ordinary Shares in connection with the acquisition of, or a joint venture with, another company if the aggregate number of Ordinary Shares issued in such transactions, taken together, does not exceed 5% of the aggregate number of Ordinary Shares in the offering; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), (i) each donee or distributee shall sign and deliver a lock up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence.  In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Lock Up Period, make any demand for or exercise any right with respect to, the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Ordinary Shares except in compliance with the foregoing restrictions.

If:

(1)           during the last 17 days of the Lock Up Period the Company issues a earnings release or material news or a material event relating to the Company occurs; or

(2)           prior to the expiration of the Lock Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock Up Period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial Lock Up Period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

The undersigned understands that the Company, the Selling Shareholders and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholders and the Underwriters.

Very truly yours,

(Name of Shareholder)

(Address)

Very truly yours,

Cerberus Capital Management, L.P.

(Address)

ANNEX G

[To be updated by AerCap]

Significant Subsidiaries

The following Significant Subsidiaries have the following encumbrances attached to the shares of such Significant Subsidiary

AeroTurbine, Inc.

A security interest in the capital stock and the certificates representing the capital stock of AeroTurbine, Inc. for the benefit of Calyon S.A. New York Branch pursuant to a pledge agreement dated 26 April, 2006 between AerCap, Inc and Calyon S.A. New York branch.

The security interest is granted in connection with a senior credit agreement dated as of April 26, 2006, among AerCap AT, Inc. ass borrower, the several banks and other financial institutions or entities from time to time parties to the senior credit agreement as lenders, Calyon S.A. New York Branch, as administrative agent for the lenders, HSH Nordbank AG, as syndication agent, and Wachovia Bank N.A. and National City Bank, as co-documentation agents.

AerCap Leasing XXX B.V.

A pledge of AerCap B.V.’s right, title, benefit and interest in the shares of AerCap Leasing XXX B.V. and AerCap B.V.’s existing and future rights and claims as a shareholder towards AerCap Leasing XXX B.V. to the extent these are capable of being pledged for the benefit of Sunrise Leasing Limited (the “Pledge”) pursuant to a deed of pledge dated 25 April 2003 between AerCap Leasing XXX B.V. (formerly known as debis Aircraft Leasing XXX B.V.), AerCap B.V. (formerly known as debis AirFinance B.V.) and Sunrise Leasing Limited.

A repledge of the Pledge for the benefit of Credit Lyonnais S.A. pursuant to a deed of repledge dated 25 April 2003 between AerCap Leasing XXX B.V., AerCap B.V., Sunrise Leasing Limited and Credit Lyonnais S.A.

The pledge an repledge are granted in connection with a Facility Agreement in respect of up to 29 Airbus Aircraft dated 23 April 2003 as amended and restated (the “Facility”) between the banks and financial institutions listed in the Facility as British Lenders, French Lenders, German Banking syndicate and mismatch lenders respectively, KfW as German parallel lender, Calyon S.A. acting through its office in England, in its capacity as national agent of the British Lenders, Calyon S.A, in its capacity as national agent of the French Lenders, KfW in its capacity as national agent of the German Lenders, Calyon S.A. in its capacity as agent of the ECA Lenders, Calyon S.A. in its capacity as agent of the mismatch lenders, Credit Lyonnais S.A. in its capacity as security trustee for and on behalf of the secured parties, the companies named in the Facility as borrowers,

Sunflower Aircraft Leasing Limited as principal Irish lessee, AerCap Leasing XXX B.V. as principal Dutch lessee, Wells Fargo Bank Northwest, National Association, in its capacity as owner trustee under the trust agreement, and AerCap B.V.

Sunflower Aircraft Leasing Limited

A charge over the shares of Sunflower Aircraft Leasing Limited for the benefit of Sunrise Leasing Limited pursuant to a Charge of Shares in respect of Sunflower Aircraft Leasing Limited dated 26 July 2005 between AerCap Ireland Limited and Sunrise Leasing Limited.

The charge is granted in connection with a Facility Agreement in respect of up to 29 Airbus Aircraft dated 23 April 2003 as amended and restated (the “Facility”) between the banks and financial institutions listed in the Facility as British Lenders, French Lenders, German Banking syndicate and mismatch lenders respectively, KfW as German parallel lender, Calyon S.A. acting through its office in England, in its capacity as national agent of the British Lenders, Calyon S.A, in its capacity as national agent of the French Lenders, KfW in its capacity as national agent of the German Lenders, Calyon S.A. in its capacity as agent of the ECA Lenders, Calyon S.A. in its capacity as agent of the mismatch lenders, Credit Lyonnais S.A. in its capacity as security trustee for and on behalf of the secured parties, the companies named in the Facility as borrowers, Sunflower Aircraft Leasing Limited as principal Irish lessee, AerCap Leasing XXX B.V. as principal Dutch lessee, Wells Fargo Bank Northwest, National Association, in its capacity as owner trustee under the trust agreement, and AerCap B.V.

ALS Aircraft Leasing MSN 258 Limited

A mortgage, charge and assignment of all of Aircraft Lease Securitisation Limited’s present and future right, title, benefit and interest in and to the shares of ALS Aircraft Leasing MSN 258 Limited, all additional or other shares or securities in ALS Aircraft Leasing MSN 258 Limited and all dividends, cash and property derived from such shares, additional shares and securities, by Aircraft Lease Securitisation Limited for the benefit of Deutsche Bank Trust Company Americas pursuant to a mortgage of shares between Aircraft Lease Securitisation Limited and Deutsche Bank Trust Company Americas dated 15 September 2005.

The mortgage, charge and assignment is granted in connection with a note purchase agreement dated 31 August 2005 between Aircraft Lease Securitisation Limited, AerCap B.V. and Lehman Brothers, Inc. for itself and as representative on behalf of the initial purchasers and as placement agent.

Bella Aircraft Leasing 1 Limited

A charge and mortgage of all of AerCap Ireland Limited’s and Deucalion Capital II (UK) Limited’s right, title and interest in and to the issued shares of Bella Aircraft Leasing Limited and all other shares in Bella Aircraft Leasing Limited from time to time legally or beneficially owned by AerCap Ireland Limited and/or Deucalion Capital II (UK) Limited (the “Charged Shares”) and all dividends or other distributions, interests and other moneys paid or payable in connection therewith and all interests in and all rights accruing from time to time to or I respect of the Charged Shares, for the benefit of DVB Bank AG, London Branch, pursuant to a Share charge relating to the shares of Bella Aircraft Leasing 1 Limited dated 21 April 2006 between Deucalion Capital II (UK) Limited, AerCap Ireland Limited and DVB Bank AG.

The charge and mortgage is granted in connection with a loan agreement dated [ ] between Bella Aircraft Leasing 1 limited as borrower, DVB Bank AG, London Branch as Agent, DVB Bank AG, London Branch, as Security Trustee and the lenders referred to in the loan agreement.